UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2010
FLEXTRONICS INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Singapore	0-23354	Not Applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Approval of the Flextronics International Ltd. 2010 Equity Incentive Plan
On July 23, 2010, Flextronics International Ltd. (“Flextronics”) held its Annual General Meeting of Shareholders followed by an Extraordinary General Meeting of Shareholders. At the annual general meeting, Flextronics’s shareholders approved the adoption of the company’s 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan provides for the grant of stock options, stock appreciation rights, restricted share awards, performance shares and performance share units and other share-based awards not inconsistent with the plan to employees and non-employee directors of the company and its subsidiaries.
10 million shares of Flextronics’s ordinary shares are reserved for issuance under the 2010 Plan. In addition, all ordinary shares available for future grant under Flextronics’s 2001 Equity Incentive Plan, 2002 Interim Incentive Plan and 2004 Award Plan for New Employees and the Solectron Corporation 2002 Stock Plan (the “Prior Plans”) will become available for grant under the 2010 Plan, including shares subject to outstanding equity awards under such Prior Plans that become available for future grant as a result of the forfeiture, expiration or termination of such awards under the Prior Plans. Unless terminated earlier, the 2010 Plan will continue until May 26, 2020, 10 years after the date the 2010 Plan was adopted by Flextronics’s Board of Directors. A more detailed summary of the terms and conditions of the 2010 Plan and awards contemplated thereunder can be found in Proposal No. 4 of Flextronics’s Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on June 7, 2010.
The foregoing description is subject to, and qualified in its entirety by, reference to the full text of the 2010 Plan, which is attached hereto as Exhibit 10.01, and by the summary of the 2010 Plan included in Flextronics’s Definitive Proxy Statement, each of which is incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders
As noted above, on July 23, 2010, Flextronics held its Annual General Meeting of Shareholders and an Extraordinary General Meeting of Shareholders. At the annual general meeting, the shareholders voted as indicated below on the following proposals:
1a.	Re-election of Mr. H. Raymond Bingham as a director of Flextronics:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
661,020,791	2,615,650	184,647	83,550,358
1b.	Re-election of Dr. Willy C. Shih as a director of Flextronics:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
660,981,629	2,652,159	187,300	83,550,358
2.	Re-appointment of Deloitte & Touche LLP as Flextronics’s independent auditors for the 2011 fiscal year and authorization of Flextronics’s Board of Directors to fix its remuneration.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
742,062,542	4,895,367	413,537	—

3.	Approval of the general authorization for the directors of Flextronics to allot and issue ordinary shares.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
720,322,947	26,393,404	655,095	—
4.	Approval of the adoption of the Flextronics International Ltd. 2010 Equity Incentive Plan.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
568,531,646	92,347,870	2,941,572	83,550,358
At the annual general meeting, Mr. H. Raymond Bingham and Dr. Willy C. Shih were re-elected to the Board of Directors and each of the other proposals was approved. Messrs. James A. Davidson, Robert L. Edwards, Michael M. McNamara, Daniel H. Schulman, Lip-Bu Tan and William D. Watkins continued their terms of office as directors following the meeting.
At the extraordinary general meeting, the shareholders approved the renewal of the Share Purchase Mandate relating to purchases or acquisitions by Flextronics of its own issued ordinary shares. At the meeting, the shareholders voted as indicated below on this proposal:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
661,331,887	1,329,101	1,358,163	83,355,380
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit

10.01	Flextronics International Ltd. 2010 Equity Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: July 27, 2010	By:	/s/ Paul Read
		Name:	Paul Read
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.01	Flextronics International Ltd. 2010 Equity Incentive Plan